UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
 The Securities Exchange Act of 1934

September 22, 2014
 Date of Report (Date of earliest event reported)

ROYAL BANCSHARES OF PENNSYLVANIA, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-26366	23-2812193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

732 Montgomery Avenue, Narberth, Pennsylvania	19072
(Address of principal executive offices)	(Zip Code)

(610) 668-4700
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Royal Bancshares of Pennsylvania, Inc. (“Royal”) announced that Andrew J. Miller, Chief Lending Officer of Royal Bank America (the “Bank”), will be retiring on Friday, September 26, 2014.  Mr. Miller joined the Bank in May 2012.  F. Kevin Tylus, President and Chief Executive Officer, will assume the duties of the Chief Lending Officer while the Bank conducts a search for Mr. Miller’s replacement.

Royal also announced that Kathryn McDonald will join the Bank as Executive Vice President and Chief Credit Officer effective September 29, 2014.  Ms. McDonald has thirty years’ experience in credit administration, underwriting, and problem asset management, most recently as a consultant to community banks.  Prior to that, she held senior credit positions within Wells Fargo, Wachovia and First Union.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL BANCSHARES OF PENNSYLVANIA, INC.

Dated: September 25, 2014
	By:	/s/ Michael S. Thompson
Michael S. Thompson
Chief Financial Officer